GUARANTY AGREEMENT

This Guaranty Agreement is made and dated as of June 15, 2010 (the Guaranty Agreement”), by Brad R. Egbert, an individual and resident of Rexburg, Idaho (the “Guarantor”), to and for the benefit of LYFE Communications, Inc., a Utah corporation (“LYFE”);

WITNESSETH:

WHEREAS, the Board of Directors of LYFE has received certain Subscription Documents to purchase shares of its common stock (the “LYFE Common Stock”) from Eagle View Investments, LLC, an Idaho limited liability company (“EVI”), together with a Promissory Note in the amount of the aggregate subscription price of $8,200,000 for the LYFE Common Stock subscribed to thereunder, respectively signed by EVI’s Manager, who is the Guarantor, on June 8, 2010, and June 10, 2010, copies of which are attached hereto and incorporated by reference as Exhibit A (the “EVI Subscription Documents”) and Exhibit B (the “EVI Promissory Note”); and

WHEREAS, the Guarantor is the Manager and a member of EVI, who will personally receive material and direct benefit from LYFE’s acceptance of the EVI Subscription Documents and the EVI Promissory Note; and

WHEREAS, EVI, which was formed to invest in a number of start-up companies, has not yet been funded by the Guarantor to accomplish its intended purposes, but the Guarantor has adequate resources to fund EVI and to pay the aggregate subscription price of the EVI Subscription Documents and the EVI Promissory Note and has provided LYFE with access to information about the resources from which he intends to fund EVI or honor his obligations under this Guaranty Agreement and upon which LYFE has relied in its acceptance of the EVI Subscription Documents, the EVI Promissory Note and this Guaranty Agreement; and

WHEREAS, the Board of Directors of LYFE has adopted resolutions to accept the EVI Subscription Documents signed by its President, Robert A. Bryson, on June 8, 2010, subject to the condition of the execution and delivery of this Guaranty Agreement by the Guarantor pursuant to which the Guarantor shall personally and unconditionally guarantee the obligations of EVI under the EVI Subscription Documents and the EVI Promissory Note; and

WHEREAS, the Guarantor has requested an extension of the due dates of the respective subscription prices payable under the EVI Subscription Documents and the EVI Promissory Note of no more than three weeks, which the resolutions of the Board of Directors of LYFE have granted as part of its acceptance of the EVI Subscription Documents and the EVI Promissory Note;

NOW, THEREFORE, in consideration of the execution and delivery of this Guaranty Agreement by the Guarantor, and intending to be legally bound hereby, the Guarantor does hereby agree as follows:

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1. REPRESENTATIONS AND WARRANTIES

Brad R. Egbert, as the Guarantor, hereby represents and warrants, without qualification, that:

(a)

The Guarantor has: (i) full power and authority to execute and deliver this Guaranty Agreement; (ii) he is the Manager of EVI, and was duly authorized to executed and deliver the EVI Subscription Documents and the EVI Promissory Note; (iii) he has adequate resources to personally pay the EVI Subscription Documents and the EVI Promissory Note; and (iv) he reaffirms all of the representations and warranties of EVI in the EVI Subscription Documents and the EVI Promissory Note, individually.

(b)

The execution and delivery of this Guaranty Agreement, the consummation of the transactions contemplated hereby and the fulfillment of or compliance with the terms and conditions of this Guaranty Agreement will not violate any agreement or instrument of whatever nature to which the Guarantor is now a party or by which the Guarantor or his property is bound.

(c)

The assumption by the Guarantor of his obligations hereunder will result in a material financial benefit to the Guarantor.

(d)

This Guaranty Agreement constitutes a legal and binding obligation upon the Guarantor.

2. GUARANTY

2.1

Agreement to Perform and Observe Obligations of Company under the Agreement

The Guarantor hereby unconditionally and irrevocably guarantees to LYFE the full and prompt performance and observance of each and all of the covenants and agreements required to be performed and observed by EVI under the EVI Subscription Documents and the EVI Promissory Note, including any obligation to pay damages, under this Guaranty Agreement, including all amendments and supplements thereto, with the understanding that the subscription prices payable on certain dates thereunder have been extended for respective three week periods by the Board of Directors of LYFE.

2.2

Guaranty Absolute and Unconditional

The obligations of the Guarantor hereunder are absolute and unconditional and shall remain in full force and effect until EVI shall have fully and satisfactorily discharged all of its obligations under the EVI Subscription Documents and the EVI Promissory Note, without qualification; and the obligations of the Guarantor hereunder shall not be affected in any way by any modification, limitation or discharge arising out of or by virtue of any bankruptcy, arrangement, reorganization or similar proceedings.

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2.3

Covenant to Pay Attorney’s Fees and Expenses

The Guarantor agrees to pay to LYFE on demand all reasonable costs and expenses, legal or otherwise (including counsel fees), which may be incurred in the successful enforcement of any liability of the Guarantor under this Guaranty Agreement.

3. MISCELLANEOUS

3.1

Binding Effect

This Guaranty Agreement shall inure to the benefit of LYFE and its successors and assigns and shall be binding upon the Guarantor and its successors and assigns.

3.2

Amendments, Changes and Modifications

This Guaranty Agreement may not be amended, changed or modified or terminated and none of its provisions may be waived, except with the prior written consent of LYFE and of the Guarantor.

3.3

Execution in Counterparts

This Guaranty Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same Guaranty Agreement.

3.4

Governing Law

This Guaranty Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah.

3.5

Public Filings of LYFE and Confidentiality

LYFE shall have the right to file this Guaranty Agreement, the EVI Subscription Documents and the EVI Promissory Note with the Securities and Exchange Commission as it may be required under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”), or the general rules and regulations of the Securities and Exchange Commission promulgated thereunder.  Other documentation provided by either party to the other shall be held in strict confidence and shall not be disclosed without the prior written consent of the party that provided the information.

4. TERM OF GUARANTY

This Guaranty shall remain in full force and effect from the date hereof until all obligations of the EVI under the EVI Subscription Documents and the EVI Promissory Note have been fully performed.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be executed in as of the 15th day of June, 2010.

GUARANTOR:

/s/Brad R. Egbert

Brad R. Egbert

ACCEPTED:

LYFE COMMUNICATIONS, INC.

Dated: 6/15/10.

By:  /s/Robert A. Bryson

Name: Robert A. Bryson

Title: President

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